Investor Presentation November 2021 Exhibit 99.1

/ Moving Infrastructure Forward2 Forward-Looking Statements Some statements in this presentation, which are not historical facts, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements about Arcosa’s estimates, expectations, beliefs, intentions or strategies for the future. Arcosa uses the words “anticipates,” “assumes,” “believes,” “estimates,” “expects,” “intends,” “forecasts,” “may,” “will,” “should,” “guidance,” “outlook,” “strategy,” and similar expressions to identify these forward-looking statements. Forward-looking statements speak only as of the date of this release, and Arcosa expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein, except as required by federal securities laws. Forward-looking statements are based on management’s current views and assumptions and involve risks and uncertainties that could cause actual results to differ materially from historical experience or our present expectations, including but not limited to assumptions, risks and uncertainties regarding the impact of the COVID-19 pandemic on Arcosa’s customer demand for Arcosa’s products and services, Arcosa’s supply chain, Arcosa’s employees ability to work because of COVID-19 related illness, the health and safety of our employees, the effect of governmental regulations imposed in response to the COVID-19 pandemic; assumptions, risks and uncertainties regarding achievement of the expected benefits of Arcosa’s spin-off from Trinity; tax treatment of the spin-off; failure to successfully integrate acquisitions, or failure to achieve the expected benefit of acquisitions; market conditions and customer demand for Arcosa’s business products and services; the cyclical nature of, and seasonal or weather impact on, the industries in which Arcosa competes; competition and other competitive factors; governmental and regulatory factors; changing technologies; availability of growth opportunities; market recovery; ability to improve margins; and Arcosa’s ability to execute its long-term strategy, and such forward-looking statements are not guarantees of future performance. For further discussion of such risks and uncertainties, see "Risk Factors" and the "Forward-Looking Statements" section of "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Arcosa's Form 10-K for the year-ended December 31, 2020, and as may be revised and updated by Arcosa's Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Non-GAAP Financial Measures This presentation contains financial measures that have not been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). Reconciliations of non-GAAP financial measures to the closest GAAP measure are provided in the Appendix.

/ How to Find Us 3 INVESTOR CONTACT InvestorResources@arcosa.com NYSE TICKER ACA OUR WEBSITE www.arcosa.com HEADQUARTERS Arcosa, Inc. 500 North Akard Street, Suite 400 Dallas, Tx 75201 Moving Infrastructure Forward

/4 1 3 4 Company Overview Financial Highlights & Outlook ESG Update Moving Infrastructure Forward 2 3-Year Transformation Table of Contents

/5 1 Company Overview Moving Infrastructure Forward

/6 Arcosa’s Value Proposition Strong balance sheet and ample liquidity to navigate cycles and pursue strategic growth Experienced management team with history of managing through economic cycles Leading businesses serving critical infrastructure markets Track record of executing on strategic priorities as an independent public company Disciplined capital allocation process to grow in attractive markets and improve returns on capital Moving Infrastructure Forward

/7 Arcosa at a Glance Revenues, Adjusted EBITDA and Net Income are for the twelve months ended 9/30/2021. See Adjusted EBITDA reconciliation in Appendix. Arcosa spun off from its former parent company in November 2018. $71M Net Income $274M Adjusted EBITDA $2.0B Revenues 3 Infrastructure-related Segments ~6,410 Employees 85+ Years of Operating History Moving Infrastructure Forward

Business Overview

Arcosa's three segments are made up of leading businesses that serve critical infrastructure markets

Segments	Revenues	Adj.Segment EBITDA & Margin
CONSTRUCTION PRODUCTS	$734M	$164M 22%
ENGINEERED STRUCTURES	$909M	$120M 13%
TRANSPORTATION PRODUCTS	$331M	$36M 11%


NATURAL & RECYCLED AGGREGATES


SPECIALTY MATERIALS


CONSTRUCTION SITE SUPPORT


UTILITY & RELATED STRUCTURES


WIND TOWERS


STORAGE TANKS


BARGES


COMPONENTS

Revenues, Adjusted EBITDA and Net Income are for the twelve months ended 9/30/2021. See Adjusted Segment EBITDA & Margin reconciliation in Appendix.

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/9 Our Long-Term Vision Grow in attractive markets where we can achieve sustainable competitive advantages Reduce the complexity and cyclicality of the overall business Improve long-term returns on invested capital Integrate Environmental, Social, and Governance (ESG) initiatives into our long-term strategy Moving Infrastructure Forward

/10 2 3-Year Transformation Moving Infrastructure Forward

Today, Arcosa is a less cyclical and more resilient company

Approximately 55% of our last twelve months Adjusted EBITDA came from less cyclical, more stable, and higher margin Construction Products as we continue to transform our portfolio

Adjusted EBITDA, excluding Corporate Costs ($M)



219
64
(29%)
82
(38%)
73
(33%)
2018
345
36
(10%)
120
(35%)
189
(55%)
LTM 9/30/21
Transportation Products
Engineered Structures
Construction Products

- Achieved ~18% compound annual growth in Adjusted EBITDA since 2018
- Growth led by Construction Products from a combination of 5 large acquisitions, complementary bolt-on acquisitions, and organic growth
- Expansion in Engineered Structures Adjusted Segment EBITDA margins from 10% in 2018 to 13% in 2020
- Transportation Products is our most cyclical segment and recent performance impacted by COVID-initiated downturn in barge business

See Adjusted Segment EBITDA reconciliations in the Appendix. LTM 9/30/21 Construction Products Adjusted Segment EBITDA is pro forma for Southwest Rock and StonePoint as previously disclosed.

11 / Moving Infrastructure Forward ARCOSA

Repositioning Arcosa Around More Stable Infrastructure Products

Our performance highlights our progress in creating a more stable base of revenue and profit, anchored around core infrastructure products

	2018	Adjusted Segment EBITDA ($M's)	LTM September 2021	Adjusted Segment EBITDA[1] ($M's)
Construction Products	▪ Natural aggregates operations, primarily in North Texas ▪ Lightweight aggregates ▪ Shoring products	73	▪ Natural aggregates operations in 4 geographic regions covering 11 states ▪ Recycled aggregates ▪ Lightweight aggregates ▪ Specialty materials for building products, agriculture, and other markets ▪ Shoring products	189
Engineered Structures	▪ Heavy reliance on Wind Towers product line ▪ Underperforming businesses in Utility Structures and Storage Tanks	82	▪ Improved operations in Utility Structures and Storage Tanks ▪ Reduced reliance on Wind Towers product line ▪ Invested ~$65M to add 3 adjacent infrastructure-related product lines of Traffic, Telecom, and Concrete structures ▪ Opportunities for additional organic growth in transmission and distribution structures	120

Our Transportation Products segment generated $159M of Cash Flow from 2018 to 2020 that funded growth in Construction Products and Engineered Structures[2]

[1] Construction Products Adjusted Segment EBITDA is pro forma for Southwest Rock and StonePoint as previously disclosed. [2] Cash Flow defined as Adjusted Segment EBITDA less CapEx. See 2020 10-K for CapEx by Segment.

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ARCOSA

Construction Products

We have deployed ~$1.3B on Construction Products acquisitions since the time of the spin, due to favorable long-term fundamentals and acquisition opportunities

Attractive fundamentals of Aggregates and Specialty Materials

- Attractive markets with long-term pricing and volume growth; less cyclical than other Arcosa businesses
- Sustainable competitive advantages, through reserve positions, product portfolio, proprietary processing capabilities, and deep market knowledge
- Fragmented industry structure with ability to buy small to medium size assets at attractive multiples
- Ability to use acquisitions as growth platforms for organic and bolt-on growth

SOUTHWEST ROCK PRODUCTS – August 2021

- Scaled entry into attractive Phoenix metropolitan area with accretive EBITDA margins

STONEPOINT MATERIALS – April 2021

- Top 25 U.S. aggregates platform adding attractive new geographies, more than 40 years of reserve life, and an experienced management team

CHERRY – January 2020; STRATA MATERIALS – October 2020

- Two acquisitions building leadership position in recycled aggregates, a new product category for Arcosa and growing in importance due to resource scarcity and ESG benefits
- Cherry expands aggregates business into attractive Houston market, filling a key gap in our Texas network
- Strata expands ability to serve DFW customers with a complementary product offering that includes both natural and recycled aggregates

ACG MATERIALS – December 2018

- Adds complementary, scaled specialty materials and aggregates platforms
- Diversifies customer base across attractive end markets

In the short term, we expect to focus our efforts on completing acquisition integration activities. Our pipeline of organic and acquisition opportunities remains attractive.

13 / Moving Infrastructure Forward ARCOSA

/14 3 Financial Highlights & Outlook Moving Infrastructure Forward

/ Q3-2021 Financial Results Moving Infrastructure Forward15 490.0 559.1 Q3-20 Q3-21 +14% 73.0 82.0 Q3-20 Q3-21 +12% See Adjusted Net Income and Adjusted EBITDA reconciliations in Appendix. Double-digit growth in revenues and Adjusted EBITDA, led by Construction Products and Engineered Structures 31.2 23.7 4.1 2.1 Q3-20 Q3-21 33.3 27.8 -17% Margin 14.9% 14.7% Revenues ($M) Adjusted EBITDA ($M) Net Income ($M) Adjusted Decline in Adjusted Net Income primarily due to higher depreciation and amortization from recent acquisitions

/ Cash Flow and Balance Sheet 16 Moving Infrastructure Forward Net Debt / Adjusted EBITDA Ratio at end of quarter Free Cash Flow $M’s ... has supported significant organic & acquisition investment, while maintaining a healthy balance sheet Focus on driving a disciplined ‘cash culture’…. -1.2 0.5 -0.6 0.5 0.6 1.9 2.3 2Q-21Pro Forma at Spin 3Q-214Q-18 1Q-214Q-19 4Q-20 Long term target of 2.0 -2.5x Transportation Products segment generated $159M of Cash Flow from 2018 to 2020 that funded growth in other segments1 3 8 8 8 320 400 20252021 20262022 2023 2024 2027 2028 2029 Debt Maturity Schedule $M’s Inaugural public note offering of 4.375% senior notes, rated BB/Ba2 with stable outlook Our balance sheet remains healthy with over $300M of available liquidity and no material near-term debt maturities 1 Cash Flow defined as Adjusted Segment EBITDA less CapEx. See 2020 10-K for CapEx by Segment. 74 273 178 24 2018 Avg. $137M 2019 2020 LTM 9/30 ~$1.6B in acquisitions and organic investments since Spin

Near-Term Outlook

Construction Products and Engineered Structures end markets remain well positioned for growth, with some offsetting impacts from barge and wind tower

CONSTRUCTION PRODUCTS

Positive Outlook

- Strong construction activity in our key markets, particularly Texas and Tennessee
- Recent expansion to Phoenix metro market provides pipeline of organic and bolt-on growth opportunities
- Favorable nationwide trends in infrastructure spending, with potential upside from increased federal funding above current FAST Act levels
- Deurbanization trends are driving increased demand for aggregates-intensive single-family housing

% of LTM Adjusted EBITDA[1]


55%
35%
10%

ENGINEERED STRUCTURES

Positive Outlook

- Recent healthy orders for utility and traffic structures, driven by grid hardening and road infrastructure investments
- Wireless 5G telecom buildout expected to drive new demand
- Healthy DOT spending in Florida and other Southeast states, with opportunities to grow in Texas and other markets
- Steady demand and rising backlogs for storage tanks in both the U.S. and Mexico
- Near-term weakness in wind towers as customers delay order decisions due to uncertainty surrounding a potential extension of the Production Tax Credit (PTC) and high steel prices

TRANSPORTATION PRODUCTS

Weak Near-Term Outlook

- Dry and liquid replacement orders remain depressed from COVID-driven downturn and high steel prices
- 2021 expected to be trough year in new railcar builds, and we have made early progress in diversifying customer and product base

[1]LTM 9/30/21 Adjusted EBITDA incorporates 12 months of Southwest Rock and StonePoint, as previously disclosed. Percentages exclude corporate costs.

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/ We believe our businesses are well-positioned to benefit from potential federal infrastructure stimulus Moving Infrastructure Forward18 • Reauthorization of the Fixing America’s Surface Transportation Act (FAST Act) at a higher level of spending • Potential PTC extension for new wind farm development • Proposed spending catalysts to Arcosa: • Highway, Road, Bridges ($110B) • Passenger and Freight Rail ($66B) • Airports ($25B) • Power Infrastructure and Grid Hardening ($73B) • Broadband Expansion ($65B) • Ports and Waterways ($17B) Potential Legislation: ~$1 trillion Bipartisan Infrastructure Investment and Jobs Act ~$1.75 trillion Build Back Better plan Our guidance does not incorporate any impact of these proposed spending packages.

/ 2021 Outlook 2021 Adjusted EBITDA guidance reflects 22% increase in our two growth segments, Construction Products and Engineered Structures, with some offset from cyclically depressed Transportation Products Moving Infrastructure Forward19 See Adjusted EBITDA reconciliation in Appendix. Revenues $M’s 1,460 1,737 1,936 20192018 2020 2021 Revised Guidance 2,000 – 2,050 Adjusted EBITDA ($M’s) 78 25 2018 187 20202019 2021 Revised Guidance 241 284 272-280 Transportation Products 22% Growth Tightened from previous range of $270-290M primarily reflecting reduced wind tower profitability in Q4.

/20 4 ESG Update Moving Infrastructure Forward

/ Long-term Vision: ESG Update Moving Infrastructure Forward21 We continue to integrate ESG into our business through our strategic planning process, ESG-focused initiatives, and innovative continuous improvement projects Our 2020 Sustainability Report published on April 19, 2021 highlights a number of the ways Arcosa prioritizes ESG across the company: Safety: Arcosa team members achieved a 56% reduction in our Total Recordable Incident Rate (TRIR) in 2020. Our ARC 100 safety initiative continues to strengthen our safety culture, and we are committed to an evolving system in which all employees contribute to continuous safety improvements. TCFD: We have aligned our climate-related disclosures with the recommendations of the Financial Stability Board’s Task Force on Climate-related Financial Disclosures (TCFD). SASB: We include new disclosures for several key Sustainability Accounting Standards Board (SASB) metrics, including safety, greenhouse gas (GHG) emissions, and water consumption. GHG Emissions: In 2020, we reduced our GHG Emissions Intensity by 12%, including Scope 1 and Scope 2 emissions (Metric Tonnes CO2 Equivalent/$ Million Revenues). Water: In 2020, we reduced our municipal water intensity by 16% (kilogallons/$ Million Revenues). Community Impact: We include stories highlighting a sample of the exceptional ways our businesses supported their local communities during 2020. Compensation: We introduced an ESG component to our short-term incentive awards for 2020, where progress on ESG is incorporated into our Named Executive Officer and other key employees’ compensation.

/ We continue to make progress on our ESG journey Moving Infrastructure Forward22 For Arcosa, building a culture of ESG starts with foundational steps achieved through stakeholder engagement, cross-functional collaboration, and planning Effective November 1st, increased female Board of Director representation to two members with appointment of Kimberly Lubel, former Chairman, President and CEO of CST Brands Integrated ESG into strategic planning and M&A decision making processes, with resulting investments in Recycled Aggregate companies Cherry Industries, Strata Materials, and Southwest Crushing Established ESG committees at multiple levels throughout the organization to further ESG culture and collaboration Invested in ESG applications and systems to improve metrics and reporting Broadened annual disclosures to integrate TCFD framework and supporting SASB metrics Established Governance and Sustainability Committee responsible for ESG oversight Published key policy statements (July 2020), a 2020 Mid-Year ESG Update (August 2020), and Arcosa’s first annual 2020 Sustainability Report (April 2021) Named full-time Director of ESG Completed materiality assessment to align with stakeholder needs Major ESG Milestones Ordered most recent activity first

Appendix

Additional Financial Guidance for 2021

	Commentary
Corporate costs	▪ ~$13-14M in Q4, excluding non-recurring items related to acquisitions and integration of ~$2M
Tax rate	▪ We expect a full year 2021 tax rate of ~22%
Capital expenditures	▪ $90-100M in 2021 (~$65M of maintenance capex + $25-35M of growth projects)
Working capital	▪ Year-to-date use of cash of ~$87M ▪ We expect working capital to have a positive impact to cash flows in Q4
Other	▪ Consolidated revenue guidance revised to $2.00-2.05B from previous range of $1.95-2.05B ▪ Adjusted EBITDA guidance revised to $272-280M from previous range of $270-290M ▪ Transportation Products Segment Adjusted EBITDA guidance of ~$25M for 2021

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/ Non-GAAP Measures 25 Moving Infrastructure Forward “EBITDA” is defined as net income plus interest, taxes, depreciation, depletion, and amortization. “Adjusted EBITDA” is defined as EBITDA adjusted for certain items that are not reflective of the normal earnings of our business. GAAP does not define EBITDA or Adjusted EBITDA and they should not be considered as alternatives to earnings measures defined by GAAP, including net income. We use Adjusted EBITDA to assess the operating performance of our consolidated business, as a metric for incentive-based compensation, as a measure within our lending arrangements, and as a basis for strategic planning and forecasting as we believe that it closely correlates to long-term shareholder value. As a widely used metric by analysts, investors, and competitors in our industry, we believe Adjusted EBITDA also assists investors in comparing a company's performance on a consistent basis without regard to depreciation, depletion, amortization, and other items which can vary significantly depending on many factors. “Adjusted EBITDA Margin” is defined as Adjusted EBITDA divided by Revenues. GAAP does not define “Adjusted Net Income” and it should not be considered as an alternative to earnings measures defined by GAAP, including net income. We use this metric to assess the operating performance of our consolidated business. We adjust net income for certain items that are not reflective of the normal operations of our business to provide investors with what we believe is a more consistent comparison of earnings performance from period to period. “Segment EBITDA” is defined as segment operating profit plus depreciation, depletion, and amortization. “Adjusted Segment EBITDA” is defined as Segment EBITDA adjusted for certain items that are not reflective of the normal earnings of our business. GAAP does not define Segment EBITDA or Adjusted Segment EBITDA and they should not be considered as alternatives to earnings measures defined by GAAP, including segment operating profit. We use Adjusted Segment EBITDA to assess the operating performance of our businesses, as a metric for incentive-based compensation, and as a basis for strategic planning and forecasting as we believe that it closely correlates to long-term shareholder value. As a widely used metric by analysts, investors, and competitors in our industry we believe Adjusted Segment EBITDA also assists investors in comparing a company's performance on a consistent basis without regard to depreciation, depletion, amortization, and other items, which can vary significantly depending on many factors. "Adjusted Segment EBITDA Margin" is defined as Adjusted Segment EBITDA divided by Revenues. GAAP does not define “Free Cash Flow” and it should not be considered as an alternative to cash flow measures defined by GAAP, including cash flow from operating activities. We use this metric to assess the liquidity of our consolidated business. We present this metric for the convenience of investors who use such metrics in their analysis and for shareholders who need to understand the metrics we use to assess performance and monitor our cash and liquidity positions. We define Free Cash Flow as cash provided by operating activities less capital expenditures. GAAP does not define “Net Debt” and it should not be considered as an alternative to cash flow or liquidity measures defined by GAAP. The Company uses Net Debt, which it defines as total debt minus cash and cash equivalents to determine the extent to which the Company’s outstanding debt obligations would be satisfied by its cash and cash equivalents on hand. The Company also uses "Net Debt to Adjusted EBITDA", which it defines as Net Debt divided by Adjusted EBITDA for the trailing twelve months as a metric of its current leverage position. We present this metric for the convenience of investors who use such metrics in their analysis and for shareholders who need to understand the metrics we use to assess performance and monitor our cash and liquidity positions. Refer to slides that follow for accompanying reconciliations

Reconciliation of Adjusted EBITDA and Adjusted Net Income

($'s in millions)
(unaudited)

	Three Months Ended September 30, 2021	Three Months Ended September 30, 2020	Twelve Months Ended September 30, 2021	Year Ended December 31, 2020	Year Ended December 31, 2019	Year Ended December 31, 2018	Full Year 2021 Guidance Low	Full Year 2021 Guidance High
Net income	$ 23.7	$ 31.2	$ 70.9	$106.6	$113.3	$ 75.7	$ 64.0	$ 69.0
Add:								
Interest expense, net	7.3	2.2	18.1	10.2	5.4	0.5	23.0	23.0
Provision for income taxes	6.4	9.1	15.3	31.6	33.5	19.3	18.0	20.0
Depreciation, depletion, and amortization expense[(1)]	39.0	28.2	138.6	114.5	85.8	67.6	146.0	147.0
EBITDA	76.4	70.7	242.9	262.9	238.0	163.1	251.0	259.0
Add:								
Impact of acquisition-related expenses[(2) (3)]	5.5	1.9	22.2	10.3	2.0	0.8	21.0	21.0
Impairment charge	-	0.8	4.5	7.1	-	23.2	-	-
Other, net (income) expense[(4)]	0.1	(0.4)	4.2	3.4	0.7	(0.6)	-	-
Adjusted EBITDA	$ 82.0	$ 73.0	$ 273.8	$283.7	$240.7	$186.5	$ 272.0	$ 280.0
Adjusted EBITDA Margin	14.7%	14.9%	13.9%	14.7%	13.9%	12.8%	13.6%	13.7%

	Three Months Ended September 30, 2021	Three Months Ended September 30, 2020
Net Income	$ 23.7	$ 31.2
Impact of acquisition-related expenses, net of tax[(2)]	4.1	1.5
Impairment charge, net of tax	-	0.6
Adjusted Net Income	$ 27.8	$ 33.3

(1) Includes the impact of the fair value markup of acquired long-lived assets, subject to final purchase price adjustments.
(2) Expenses associated with acquisitions, including the cost impact of the fair value markup of acquired inventory, advisory and professional fees, integration, and other transaction costs.
(3)) Actual results and full year 2021 Guidance now include the fair value markup of StonePoint and Southwest Rock inventory subject to completion of purchase price adjustments.
(4) Included in Other, net (income) expense was the impact of foreign currency exchange transactions of $0.1 million and $(0.3) million for the three months ended September 30, 2021 and 2020, respectively, and $4.3 million, $3.6 million, $1.5 million, and $(0.2) million for the twelve months ended September 30, 2021 and December 31, 2020, 2019, 2018, respectively.

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Reconciliation of Adjusted Segment EBITDA

($'s in millions)
(unaudited)

	Three Months Ended September 30, 2021	Three Months Ended September 30, 2020	Twelve Months Ended September 30, 2021	Year Ended December 31, 2018
Construction Products				
Operating Profit	$ 26.8	$ 20.8	$ 73.3	$ 50.4
Add: Depreciation, depletion, and amortization expense[1]	25.2	15.2	82.0	21.9
Segment EBITDA	52.0	36.0	155.3	72.3
Add: Impact of acquisition-related expenses[2]	2.6	-	8.3	0.8
Add: Impairment charge	-	0.8	-	-
Adjusted Segment EBITDA	$ 54.6	$ 36.8	$ 163.6	$ 73.1
Adjusted Segment EBITDA Margin	24.0%	25.1%	22.3%	25.0%
Engineered Structures				
Operating Profit	$ 23.6	$ 20.7	$ 83.9	$ 28.6
Add: Depreciation and amortization expense[1]	8.3	7.3	33.8	29.7
Segment EBITDA	31.9	28.0	117.7	58.3
Add: Impact of acquisition-related expenses[2]	0.4	0.5	2.3	23.2
Adjusted Segment EBITDA	$ 32.3	$ 28.5	$ 120.0	$ 81.5
Adjusted Segment EBITDA Margin	12.9%	12.8%	13.2%	10.4%
Transportation Products				
Operating Profit	$ 1.5	$ 17.6	$ 13.7	$ 48.4
Add: Depreciation and amortization expense	4.6	4.4	18.2	15.5
Segment EBITDA	6.1	22.0	31.9	63.9
Add: Impairment charge	-	-	4.5	-
Adjusted Segment EBITDA	$ 6.1	$ 22.0	$ 36.4	$ 63.9
Adjusted Segment EBITDA Margin	7.5%	18.2%	11.0%	16.3%
Operating Loss - Corporate	(14.4)	(17.0)	(62.4)	(32.5)
Impact of acquisition-related expenses - Corporate[2]	2.5	1.4	11.6	-
Add: Corporate depreciation expense	0.9	1.3	4.6	0.5
Adjusted EBITDA	$ 82.0	$ 73.0	$ 273.8	$ 186.5

The guidance range for Transportation Products Segment Adjusted EBITDA is calculated based on an operating profit of approximately $7 million plus depreciation and amortization expense of approximately $18 million.

[1] Includes the impact of the fair value markup of acquired long-lived assets, subject to final purchase price adjustments.
[2] Expenses associated with acquisitions, including the cost impact of the fair value markup of acquired inventory, advisory and professional fees, integration, and other transaction costs.

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Reconciliation of Free Cash Flow and Net Debt to Adjusted EBITDA

($'s in millions)
(unaudited)

	Year Ended December 31,			Twelve Months Ended September 30,
	2020	2019	2018	2021
Cash Provided by Operating Activities	$ 259.9	$ 358.8	$ 118.5	**$ 110.0**
Capital Expenditures	(82.1)	(85.4)	(44.8)	**(86.0)**
Free Cash Flow	$ 177.8	$ 273.4	$ 73.7	**$ 24.0**

	As of						
	Pro Forma September 30, 2018[1]	December 31, 2018	December 31, 2019	December 31, 2020[1]	March 31, 2021[1]	June 30, 2021 [1]	September 30, 2021[2]
Total debt excluding debt issuance costs	$ 0.4	$ 185.5	$ 107.3	$ 254.5	$ 255.9	$ 660.5	**$ 762.2**
Cash and cash equivalents	210.4	99.4	240.4	95.8	81.9	100.3	**66.1**
Net Debt	$ (210.0)	$ 86.1	$ (133.1)	$ 158.7	$ 174.0	$ 560.2	**$ 696.1**
Adjusted EBITDA (trailing twelve months)	$ 178.1	$ 186.5	$ 240.7	$ 291.4	$ 269.7	$ 288.1	**$ 299.3**
Net Debt to Adjusted EBITDA	(1.2)	0.5	(0.6)	0.5	0.6	1.9	**2.3**

(1) These periods include pro forma adjustments for acquisitions completed during the period, as previously disclosed.

(2) Adjusted EBITDA includes a 6 month pro forma adjustment of $13.8 million based on previously disclosed Adjusted EBITDA for StonePoint of $27.6 million for the twelve months ended March 31, 2021 and a 10 month pro forma adjustment of $11.7 million based on previously disclosed Adjusted EBITDA for Southwest Rock of $14.0 million for the twelve months ended May 31, 2021.

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Reconciliation of Southwest Rock and StonePoint Pro Forma Adjusted EBITDA

(in millions)
(unaudited)

Reconciliation of Southwest Rock Pro Forma Adjusted EBITDA

		Twelve Months Ended May 31, 2021
Net Income	$	11.7
Add:		
Interest expense, net		0.2
Provision for income taxes[1]		-
Depreciation, depletion, and amortization expense		2.6
EBITDA		14.5
Add:		
Pro forma adjustments[2]		(0.5)
Pro forma Adjusted EBITDA	$	14.0

[1] Pass-through entity and not subject to federal income taxes.

[2] Includes Paycheck Protection Program loan forgiveness, partially offset by management compensation and non-operational expenses that are not expected to continue post-close.

Reconciliation of StonePoint Pro Forma Adjusted EBITDA

		Twelve Months Ended March 31, 2021
Net income	$	(7.0)
Add:		
Interest expense, net		8.9
Provision for income taxes		-
Depreciation, depletion and amortization expense		22.3
Full year pro-forma for 2019 and 2020 acquisitions		1.6
Acquisition-related and sponsor fees		5.5
Other non-recurring		(3.7)
Pro forma Adjusted EBITDA	$	27.6

29 / Moving Infrastructure Forward ARCOSA